Exhibit e(1)


                           MENTOR INSTITUTIONAL TRUST

                             DISTRIBUTION AGREEMENT


         This Distribution Agreement is entered into as of February 1, 1998 by and between MENTOR INSTITUTIONAL TRUST (the "Trust") and MENTOR DISTRIBUTIORS, LLC ("Distributor").

         WHEREAS, the Trust and Distributor are desirous of entering into an agreement providing for the distribution by Distributor of shares of beneficial interest ("shares") of each of the series of the Trust (each, a "Portfolio");

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Trust hereby appoints Distributor as a distributor of shares of each of the Portfolios, and Distributor hereby accepts such appointment, all as set forth below:

         1. Reservation of Right Not to Sell. The Trust reserves the right to refuse at any time or times to sell any of its shares hereunder for any reason.

         2. Payments to Distributor. In connection with the distribution of shares of a Portfolio, Distributor will be entitled to receive: (a) payments pursuant to any Distribution Plan from time to time in effect in respect of such Portfolio or any particular class of shares of such Portfolio, as determined by the Board of Trustees of the Trust, (b) any contingent deferred sales charges applicable to the redemption of shares of such Portfolio or of any particular class of shares of such Portfolio, determined in the manner set forth in the then current Prospectus and Statement of Additional Information of such Portfolio, and (c) subject to the provisions of Section 3 below, any front-end sales charges applicable to the sale of shares of such Portfolio or of any particular class of shares of such Portfolio, less any applicable dealer discount.

         3. Services to be provided by Distributor; Sales of Shares to Distributor and Sales by Distributor. Distributor will provide general sales and distribution services in respect of the shares of the Portfolios, including without limitation reviewing advertising and sales literature and filing such advertising and sales literature with appropriate regulatory authorities, monitoring the Trust's continuing compliance with all applicable state securities and Blue Sky laws, preparing reports to the officers and Trustees of the Trust in respect of the distribution of the Portfolios' shares, performing internal audit examinations related to the distribution function (the scope and timing of such examinations to be as determined from time to time by the officers of the Trust and Distributor), and providing such other services as are customarily provided by the principal underwriter and distributor for an open-end investment company, subject in each case to such instructions or guidelines as may be specified by the Trustees or officers of the Trust from time to time.

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         Distributor will have the right, as principal,  to purchase shares from a Portfolio at their net asset value and to sell such shares to investment dealers or the public against orders therefor (a) at the public offering price (calculated as described below) less a discount determined by Distributor, which discount shall not exceed the amount of the maximum sales charge permitted under applicable law, or (b) at net asset value, in each case as provided in the current Prospectus and Statement of Additional Information relating to such shares. Upon receipt of an order in proper form (in accordance with the then current prospectus) to purchase shares from an investment dealer with whom Distributor has a sales contract, Distributor will promptly fill such order. The public offering price of a class of shares of a Portfolio shall be the net asset value of such shares then in effect, plus any applicable front-end sales charge determined in the manner set forth in the then current Prospectus and Statement of Additional Information relating to such shares or as permitted by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The net asset value of the shares shall be determined in the manner provided in the Agreement and Declaration of Trust of the Trust as then amended and when determined shall be applicable to transactions as provided for in the then current Prospectus and Statement of Additional Information relating to such shares.

         Distributor will also have the right, as principal, to sell shares otherwise subject to a front-end sales charge or a contingent deferred sales charge not subject to such a sales charge to such persons as may be approved by the Board of Trustees of the Trust, all such sales to comply with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         Upon receipt of registration instructions in proper form and payment for shares, Distributor will transmit such instructions to the Trust or its agent for registration of the shares purchased.

         On every sale the Trust shall receive the applicable net asset value of the shares. The net asset value of the shares of any class shall be determined in the manner provided in the Agreement and Declaration of Trust of the Trust as then amended and when determined shall be applicable to transactions as provided for in the then current Prospectus and Statement of Additional Information relating to such shares.

         4. Sales of Shares by the Trust. The Trust reserves the right to issue shares at any time directly to its shareholders as a stock dividend or stock split and to sell shares to its shareholders or to other persons at not less than net asset value.

         5. Repurchase of Shares. Distributor will act as agent for the Trust in connection with the repurchase of shares of the various Portfolios by the Trust upon the terms and conditions set forth in a then current Prospectus and Statement of Additional Information relating to such shares.

         6. Basis of Purchases and Sales of Shares. Distributor will use its best efforts to place shares sold by it on an investment basis. Distributor does not agree to sell any specific number of shares. Shares will be sold by Distributor only against orders therefor. Distributor will not purchase shares from anyone other than the Trust except in accordance with Section 5, and will not take "long" or "short" positions in shares contrary to the Agreement and Declaration of Trust of the Trust.

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         7. Rules of NASD,  etc.  Distributor  will  conform to the Rules of the
National Association of Securities Dealers, Inc. and applicable securities laws of any jurisdiction in which it sells, directly or indirectly, any shares. Distributor also agrees to furnish to the Trust sufficient copies of any agreements or plans it intends to use in connection with any sales of shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

         8.  Distributor  Independent   Contractor.   Distributor  shall  be  an
independent contractor, and neither Distributor nor any of its officers or employees, as such, is or shall be an employee of the Trust. Distributor is responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

         Distributor will maintain at its own expense insurance against public liability in such an amount as the Board of Trustees of the Trust may from time to time reasonably request.

         9. Expenses. Distributor will pay all of its own expenses in performing its obligations hereunder.

         10. Indemnification. (a) The Trust agrees to indemnify, defend, and hold harmless Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), from and against any and all losses, claims, demands, liabilities, and reasonable expenses (including the costs of investigating or defending such losses, claims, demands, or liabilities and reasonable counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person may incur or to which they or any of them may become subject under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus of the Trust for the sale of shares of the Trust or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any such registration statement or prospectus or necessary to make the statements in either thereof not misleading; provided, however, that (i) the Trust shall be under no obligation to indemnify, defend, or hold harmless Distributor, its partners or employees, or any such controlling person from or against any such losses, claims, demands, liabilities, or expenses directly or indirectly arising out of or based on any such untrue statement or alleged untrue statement or any such omission or alleged omission made in reliance upon and in conformity with information furnished to the Trust or its agents by Distributor or persons acting for it or on its behalf, (ii) the Trust shall not be liable to Distributor under this paragraph if any such losses, claims, demands, liabilities, or expenses result from the fact that Distributor sold securities of the Trust to any person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the then current prospectus of the Trust relating to such securities; and (iii) the Trust shall not be liable to Distributor under this paragraph in respect of any liability of Distributor or any other person to the Trust or its shareholders by reason of the willful misconduct, bad faith, or gross negligence of Distributor or any such other person or the reckless disregard of Distributor of its obligations under this Agreement.

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         (b)  Distributor  agrees to  indemnify,  defend,  and hold harmless the
Trust, its several Trustees and employees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, demands, liabilities, and reasonable expenses (including the costs of investigating or defending such losses, claims, demands, or liabilities and reasonable counsel fees incurred in connection therewith) which the Trust, its Trustees and employees, or any such controlling person may incur or to which they or any of them may become subject under the Securities Act or under common law or otherwise, (i) arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus for the sale of shares of the Trust or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any such registration statement or prospectus or necessary to make the statements in either thereof not misleading if any such untrue statement or alleged untrue statement or any such omission or alleged omission is made by the Trust in reliance upon and in conformity with information furnished to the Trust or its agents by Distributor or persons acting for it or on its behalf or (ii) arising out of or based upon any breach or alleged breach by Distributor of any provision of this Agreement or the gross negligence of Distributor or the reckless disregard by Distributor of its duties.

         11. Assignment Terminates this Agreement; Amendments of this Agreement. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment be approved either by action of the Board of Trustees of the Trust or at a meeting of the shareholders of the affected Portfolio or Portfolios by the affirmative vote of a majority of the outstanding shares of such Portfolio or Portfolios, and by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

         12. Effective Period and Termination of this Agreement. This Agreement shall take effect upon the date first above written and shall remain in full force and effect continuously (unless terminated automatically as set forth in Section 11) until terminated in respect of any Portfolio or Portfolios:

                  (a) Either by the Trust or  Distributor by not more than sixty
         (60) days nor less than ten (10) days written notice delivered or mailed by registered mail, postage prepaid, to the other party; or

                  (b) If the continuance of this Agreement after the date two years from the date of this Agreement is not specifically approved at least annually by the Board of Trustees of the Trust or the shareholders of the affected Portfolio or Portfolios by the affirmative vote of a majority of the outstanding shares of the affected Portfolio or Portfolios, and by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

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         Action  by the  Trust or any  Portfolio  under  (a)  above may be taken either (i) by vote of the Board of Trustees or (ii) by the affirmative vote of a majority of the outstanding shares of the Trust or the affected Portfolio or Portfolios. The requirement under (b) above that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         Termination of this Agreement pursuant to this Section 12 shall be without the payment of any penalty.

         13. Certain Definitions. For purposes of this Agreement, the "affirmative vote of a majority of the outstanding shares" of the Trust or a Portfolio means the affirmative vote, at a duly called and held meeting of shareholders of the Trust or the Portfolio, as the case may be, (a) of the holders of 67% or more of the shares of the Trust or the Portfolio present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Trust or the Portfolio entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Trust or the Portfolio entitled to vote at such meeting, whichever is less.

         For the purposes of the Agreement, the terms "interested person" and "assignment" shall have the meanings defined in the Investment Company Act of 1940, as amended, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

         A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but are binding only upon the assets and property of the Trust.

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         IN  WITNESS  WHEREOF,  each of MENTOR  INSTITUTIONAL  TRUST and  MENTOR
DISTRIBUTORS, LLC has caused this Distribution Agreement to be signed in duplicate in its behalf, as of the day and year first above written.

                                                     MENTOR INSTITUTIONAL TRUST



                                                     By_________________________



                                                     MENTOR DISTRIBUTORS, LLC



                                                     By_________________________



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